Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-45573, 33-88590, 33-311419, 33-333647, 333-81647, 333-101467, 333-126785, 333-135675 and 333-147705), and in the Registration Statements (Form S-3 No. 333-97207 and Form S-4 No. 333-107089) of Medicis Pharmaceutical Corporation of our reports dated February 26, 2008, except for the effects on the consolidated financial statements of the restatement described in Note 2, as to which the date is November 6, 2008, with respect to the consolidated financial statements and schedule of Medicis Pharmaceutical Corporation and our report dated February 26, 2008, except for the effects of the material weakness described in the sixth paragraph, as to which the date is November 6, 2008 with respect to the effectiveness of internal control over financial reporting of Medicis Pharmaceutical Corporation, included in the Amendment to its Annual Report (Form 10-K/A) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Phoenix, Arizona
November 6, 2008